UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2025

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 102
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (475) 988-2068
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights		The NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Star Equity Holdings, Inc., formerly known as Hudson Global, Inc. (the “Company”) and the Board reviewed the compensation of certain officers in light of the recent officer appointments to the Company and the previously announced merger between the Company and Star Operating Companies, Inc., formerly known as Star Equity Holdings, Inc., (“Star Operating Companies”) pursuant to which Star Operating Companies became a wholly-owned subsidiary of the Company (the “Merger”). The Compensation Committee and the Board have approved a modification to the previously announced incentive compensation plan (the “2025 CEO/CAO Incentive Compensation Plan”) for the Company’s Chief Executive Officer, Jeffrey E. Eberwein and Chief Accounting Officer, Matthew K. Diamond, for the year ending December 31, 2025.

The 2025 CEO/CAO Incentive Compensation Plan is designed to award such officers for achieving certain corporate objectives and provides for both equity and cash incentive opportunities. Pursuant to the amendments to the 2025 CEO/CAO Incentive Compensation Plan, the Compensation Committee removed the target cash opportunity for Mr. Eberwein and set the target cash opportunity at $105,000 for Mr. Diamond and set the target restricted stock unit opportunity at $650,000 and $60,000, respectively.

Payouts under the 2025 CEO/CAO Incentive Compensation Plan will be based upon whether the Company in 2025 achieves EBITDA exceeding certain specified amounts.

The Compensation Committee and the Board have also approved a modification to Mr. Eberwein’s base salary which shall be set at $500,000 and to Mr. Diamond’s base salary which shall be set at $300,000, effective as of September 9, 2025.

As previously disclosed on August 18, 2025, the base salary of Mr. Eberwein, will continue to be paid half in cash and half in equity grants of the Company’s common stock (or issuance of restricted stock units convertible into shares of the Company’s common stock or restricted shares of the Company’s common stock). The equity grant would be equivalent in value to the amount of cash base salary forgone at the time of grant.

The total amended compensation of certain officers of the Company is anticipated to yield a reduction in total officer compensation of approximately $700,000 from the combined compensation costs for the officers of the Company and Star Operating Companies prior the Merger on an annual basis.

The Compensation Committee and Board also reviewed the compensation of the directors of the Company in light of the Merger and have approved the following compensation, to be issued promptly and attributable to the recent annual meeting of the Company, to all current directors.

An annual retainer to each independent director of $65,000 in restricted stock units of the Company to be paid on the date of the annual meeting of the Company and an additional annual board retainer of $25,000 in cash to be paid pro rata on a quarterly basis. The following additional annual retainer cash amounts, each to be paid pro rata on a quarterly basis, were approved: chairperson of the Board-$25,000; chair of the audit committee of the Board (the “Audit Committee)- $25,000; chair of the Compensation Committee-$10,000; chair of the nomination and governance committee of the Board (the “Nomination and Governance Committee”)-$5,000; members of the Audit Committee-$4,000; members of the Compensation Committee-$2,500; and members of the Nomination and Governance Committee-$2,500.

This Current Report on Form 8-K and any exhibits filed or furnished herewith contain statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company’s ability to successfully achieve its strategic initiatives, (3) risks related to potential acquisitions or dispositions of businesses by the Company, (4) risks related to the market price of the Company’s common stock relative to the value suggested by the exchange ratio in the Merger Agreement, (5) unexpected costs, charges or expenses resulting from the Merger, (6) potential adverse reactions or changes to business relationships resulting from the completion of the Merger, (7) risks related to the inability of the combined company to successfully operate as a combined business, (8) risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results, (9) risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates, (10) the loss of or material reduction in our business with any of the Company’s largest customers, (11) the ability of clients to terminate their relationship with the Company at any time, (12) competition in the Company’s markets, (13) the negative cash flows and operating losses that may recur in the future, (14) risks relating to how future credit facilities may affect or restrict our operating flexibility, (15) risks associated with the Company’s investment strategy, (16) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East, (17) the Company’s dependence on key management personnel, (18) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (19) the Company’s ability to collect accounts receivable, (20) the Company’s ability to maintain costs at an acceptable level, (21) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (22) risks related to providing uninterrupted service to clients, (23) the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage, (24) the Company’s ability to utilize net operating loss carryforwards, (25) volatility of the Company’s stock price, (26) the impact of government regulations and deregulation efforts, (27) restrictions imposed by blocking arrangements, (28) risks related to the use of new and evolving technologies, (29) the adverse impacts of cybersecurity threats and attacks and (30) those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

On September 10, 2025, the Company issued a press release announcing completion of its share repurchase program of $5 million authorized on August 8, 2023. The Company continues to view share repurchases as an attractive use of capital and authorized a new common stock repurchase program effective September 10, 2025, under which the Company may repurchase up to $3 million of its outstanding common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

99.1	Press Release of Star Equity Holdings, Inc., issued on September 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	September 12, 2025

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